UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 26, 2011
Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Second Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 26, 2011, Anworth Mortgage Asset Corporation (“Anworth”) filed a Current Report on Form 8-K (the “Original 8-K”) with the U.S. Securities and Exchange Commission to report under Item 5.07, Submission of Matters to a Vote of Security Holders, the voting results of its annual meeting of stockholders held on May 25, 2011 (the “2011 Annual Meeting”), including the results of a non-binding, advisory proposal on the frequency of conducting stockholder advisory votes on the compensation of Anworth’s named executive officers.  This Current Report on Form 8-K/A is being filed as an amendment to the Original 8-K for the sole purpose of disclosing the decision of the Board of Directors (the “Board of Directors”) of Anworth as to how frequently Anworth will conduct future stockholder advisory votes on the compensation of its named executive officers.  No other changes have been made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original 8-K, at the 2011 Annual Meeting, Anworth’s stockholders voted, on an advisory basis, to conduct future stockholder advisory votes on the compensation of Anworth’s named executive officers every year.  The Board of Directors has considered the voting results of the 2011 Annual Meeting and other factors, and consistent with the Board of Directors’ recommendation that future stockholder advisory votes on executive compensation be conducted every year, the Board of Directors has determined that Anworth will conduct future stockholder advisory votes on the compensation of its named executive officers on an annual basis until the occurrence of the next required advisory vote on the frequency of conducting future stockholder advisory votes on the compensation of Anworth’s named executive officers, which will be no later than Anworth’s annual meeting of stockholders held in 2017, or until the Board of Directors otherwise determines that a different frequency for such stockholder advisory votes is in the best interest of the Anworth’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date:	February 29, 2012	By:	/s/	Thad M. Brown
Title: Chief Financial Officer

3